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                                                                  Exhibit 15


                               ARTHUR ANDERSEN LLP

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

We are aware that HBO & Company has incorporated by reference in its Form S-8 Registration Statement relating to the 1986 HBO & Company Nonqualified Stock Option Agreement, the 1991 HBO & Company Nonqualified Stock Option Agreement 1, and the 1991 HBO & Company Nonqualified Stock Option Agreement 2 its Form 10-Q for the quarter ended March 31, 1995, which includes our report dated April 19, 1995, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

/s/ Arthur Andersen LLP

Atlanta, Georgia
May 5, 1995

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